Exhibit 10.5
Execution Version
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 26, 2008, is entered into by and among Crusader Energy Group Inc., a Nevada corporation (the “Company”), the other parties who are a signatory of the Agreement on the signature pages hereto and all parties that, from time to time, hereafter became a party hereto in accordance with the terms hereof (collectively, “Stockholders”).
     WHEREAS, this Agreement is made in connection with the issuance by the Company of Common Stock (as defined below) of the Company pursuant to, and the consummation of the other transactions contemplated by, the Contribution Agreement dated December 31, 2007 (the “Contribution Agreement”), by and among the Company and the Crusader Entities (as defined in the Contribution Agreement);
     WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Stockholders pursuant to the Contribution Agreement; and
     WHEREAS, it is a condition to the obligations of the parties under the Contribution Agreement that this Agreement be executed and delivered.
     Pursuant to, and in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Definitions.
     “2008 LTIP” means the Company’s 2008 Long Term Incentive Plan.
     “Advice” shall have the meaning provided in Section 2.5 hereof.
     “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.
     “Agreement” means this Registration Rights Agreement, as such from time to time may be amended.
     “AMEX” means the American Stock Exchange.
     “Board” means the board of directors of the Company.
     “Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York or Oklahoma City, Oklahoma are not required to be opened.

     “Common Stock” means the common stock, par value $0.01 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.
     “Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
     “Company” shall have the meaning set forth in the introductory paragraph hereof.
     “Company Shelf Registration” shall have the meaning provided in Section 2.1.3.
     “Contribution Agreement” shall have the meaning set forth in the Recitals.
     “Current Market Price” when used with reference to Registrable Shares or other securities on any date, shall mean the average of the daily market prices for the 10 consecutive trading days preceding such date (subject to equitable adjustment in the event of any stock dividends, splits, reverse splits, combinations, reclassifications and similar actions). The daily market price for each such trading day shall be: (i) the last sale price on such day on the principal national securities exchange on which such security is then listed or admitted to trading; or (ii) if no sale takes place on such day on any such exchange or if the security is not listed or admitted to trading on a national stock exchange, the average of the bid and asked prices for the securities as furnished for such day by any NYSE or FINRA member firm regularly making a market in the securities and selected for such purpose by the Board. If the Registrable Shares or other securities are not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be deemed to be the Fair Market Value of such Registrable Shares or other security.
     “Demand Holders” means Holders effecting a Demand Request pursuant to Section 2.1.1(a) hereof.
     “Demand Registration” shall have the meaning provided in Section 2.1.1(a)(i) hereof.
     “Demand Request” means (i) a request for registration pursuant to Section 2.1.1(a)(i) hereof or (ii) a request for a Shelf Takedown pursuant to Section 2.1.1(a)(ii) or Section 2.1.3 hereof, as applicable.
     “Demand Shelf Registration” shall have the meaning provided in Section 2.1.1(a)(ii) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     “Excluded Registration” means (i) a registration under the Securities Act of (A) securities registered on Form S-8 or any similar successor form and (B) securities registered on Form S-4 or any similar successor form, and (ii) a registration under the Securities Act effected pursuant to Section 1(a) of the Existing Registration Rights Agreement.
     “Existing Registration Rights Agreement” shall have the meaning provided in Section 4.2 hereof.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Fully-Diluted Common Stock” means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.
     “Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Holder” shall mean, at any time, each Stockholder holding Registrable Shares, each holder of a Option and each other Person that is a direct or indirect transferee of Registrable Shares or an Option to whom rights under this Agreement are expressly assigned and who shall become a party to, or otherwise agree to be bound by, this Agreement, in accordance with Section 4.5. “Holders” shall mean all Holders collectively.
     “Inspectors” shall have the meaning provided in Section 2.4(j) hereof.
     “Knight I” shall mean Knight Energy Group I Holding Co., LLC, a Delaware limited liability company.
     “Liens” shall mean liens, pledges, claims, security interests, restrictions, mortgages, tenancies and other possessing interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind.
     “Material Adverse Effect” shall have the meaning provided in Section 2.1.5 hereof.
     “Options” means Options to purchase shares of Common Stock issued pursuant to Section 6(i) of the 2008 LTIP.
     “Option_Shares” shall mean shares of Common Stock issuable pursuant to the Options.
     “Original Registrable Shares” means the shares of Common Stock originally issued to the Stockholders pursuant to the Contribution Agreement and the shares of Common Stock issuable pursuant to the Options, giving effect to any stock dividend, stock split, exchange, conversion, reclassification or recapitalization by the Company with respect to the Common Stock.

     “Person” or “person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
     “Piggyback Registration” shall have the meaning provided in Section 2.2.1 hereof.
     “Pro Rata Basis” means a pro rata allocation based on the number of Registrable Shares held by each applicable Holder.
     “Records” shall have the meaning provided in Section 2.4(j) hereof.
     “Registrable Amount” means, with respect to any Demand Registration, any Demand Shelf Registration or any Shelf Takedown, Registrable Shares which (subject to Section 2.10) represent, in the aggregate, at least (A) Registrable Shares which have a Current Market Price, at the time of the Company’s receipt of the Demand Request, of Fifty Million Dollars ($50,000,000.00) or more and (B) 10% of the Original Registrable Shares.
     “Registrable Shares” means, at any time, all of the shares of Common Stock owned by Holders, whether owned on the date hereof or acquired hereafter (including upon exercise of the Options) and Option Shares issuable pursuant to Options held by Holders and any other securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend, a stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or spin off; provided, however, that Registrable Shares shall not include any shares of Common Stock (i) (A) the sale of which by a Holder has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (B) that have been sold on any U.S. national securities exchange on which the Common Stock (or American Depositary Receipts for Common Stock) are then listed, pursuant to Rule 144 promulgated under the Securities Act or otherwise or (C) that have been sold, transferred, or disposed of by a Holder to a Person that is not (x) an Affiliate of such Holder, (y) another Holder or (z) an Affiliate of another Holder, and such Person may immediately thereafter freely transfer such Registrable Shares without restriction under the applicable securities laws of the United States or (ii) transferred by any Holder to any transferee who is not entitled to the benefits of this Agreement as contemplated by Section 4.5 hereof.
     “Requesting Holders” means Holders submitting a Demand Request and all other Holders requesting inclusion in such registration or Shelf Takedown, as applicable, pursuant to Section 2.1.6(a) hereof.
     “Registration Expenses” shall have the meaning provided in Section 2.6 hereof.
     “Required Filing Date” means 45 days after the Company received a Demand Request.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Seller Affiliates” shall have the meaning provided in Section 2.7(a) hereof.

     “Selling Piggyback Holders” shall have the meaning provided in Section 2.2.2(b) hereof.
     “Shelf Demand Holders” shall have the meaning provided in Section 2.1.1(a)(ii) hereof.
     “Shelf Takedown” shall mean an underwritten offering of Registrable Shares pursuant to a Demand Shelf Registration or a Company Shelf Registration.
     “Stockholders” shall have the meaning set forth in the introductory paragraph hereof.
     “Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.
     “Suspension Notice” shall have the meaning provided in Section 2.5 hereof.
     “Trading Day” shall mean any day on which the securities in question are traded on the AMEX, or if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, in the applicable securities market in which the securities are traded.
     Section 1.2 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) “or” is not exclusive;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) provisions apply to successive events and transactions; and
     (5) “herein,” “thereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
REGISTRATION RIGHTS
     Section 2.1 Demand Registration.
          2.1.1 Request for Registration.

               (a) The Holders shall be entitled to make certain demands on the Company with respect to its or their Registrable Shares as follows:
                    (i) At any time after December 26, 2008, Holders of Registrable Shares may request the Company, in writing, to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a “Demand Registration”; a Demand Registration includes a Demand Shelf Registration) on Form S-3 or any successor form (or, if Form S-3 or such successor form is not then available to the Company, Form S-1 or any successor form thereto, as may then be available to the Company for the registration as requested); provided, that the Registrable Shares proposed to be sold by the Requesting Holders pursuant to such Demand Registration represent, in the aggregate, at least a Registrable Amount.
                    (ii) Upon effectiveness of a Demand Registration on a shelf registration statement pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act (a “Demand Shelf Registration”), Holders whose Registrable Shares are included in a Demand Shelf Registration (“Shelf Demand Holders”) may from time to time cause the Company, by written notice to the Company, to effect a “takedown” of Registrable Shares included in such Demand Shelf Registration; provided, that the Registrable Shares requested to be included in a takedown that is pursuant to an underwritten offering by the Requesting Holders represent, in the aggregate, at least a Registrable Amount.
                    (iii) Subject to Section 2.1.6(b) hereof, the Holders shall not be entitled to more than three Demand Requests, in the aggregate, and the Company shall not be obligated to effect more than an aggregate of three Demand Registrations and Shelf Takedowns, collectively; provided that an underwritten offering effected pursuant to a Demand Shelf Registration contemporaneously with the effectiveness of such Demand Shelf Registration shall count as one Demand Request (and not two Demand Requests—one for the Demand Shelf Registration and one for the Shelf Takedown). Furthermore, as between the Holders, for so long as Knight I (excluding any permitted assigns of Knight I) holds Registrable Shares which constitute at least a Registrable Amount, Knight I and its assignees (as provided in Section 4.5) shall be entitled to two Demand Requests and the other Holders, collectively, shall be entitled to one Demand Request; upon Knight I (excluding any permitted assigns of Knight I) ceasing to hold Registrable Shares which constitute at least a Registrable Amount, all remaining Demand Requests shall be for the benefit of all Holders collectively.
                    (iv) The Company shall not be required to effect a Demand Registration with respect to any Registrable Shares that are included in an effective Company Shelf Registration or another effective Demand Registration at the time the Demand Request for such Demand Registration is received by the Company; provided that this clause (iv) shall not apply to a Shelf Takedown.
               (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold and the intended method of disposition thereof. Subject to Section 2.8 hereof, the Company shall prepare and file the Demand Registration by the Required Filing Date, use its commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing, and (i) subject to clause (ii) below, to maintain the effectiveness of any such registration statement continuously for 270 days or such shorter period of time that shall terminate the day after the date on which all of the Registrable Shares that are covered by the Demand Registration have been sold pursuant to the registration statement or the first day on which there shall cease to be any Registrable Shares held by the Holders whose Registrable Shares are included in the Demand Registration and a prospectus shall no longer be required to be delivered with respect to the offer and sale of any such Registrable Shares pursuant to such Demand Registration (including sales by underwriters in an underwriting offering to sell unsold allotments) and (ii) with respect to a Demand Shelf Registration, to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time that shall terminate the day after the date on which all of the shares of Common Stock that are Registrable Shares and are covered by the Demand Shelf Registration have been sold pursuant to the shelf registration statement or the first day on which there shall cease to be any Registrable Shares held by the Holders whose Registrable Shares are included in the Demand Shelf Registration and, if applicable, a prospectus shall no longer be required to be delivered with respect to the offer and sale of any such Registrable Shares pursuant to such Demand Shelf Registration (including sales by underwriters in an underwriting offering to sell unsold allotments).
               (c) (i) The Company shall not be obligated to file a registration statement relating to a registration request under this Section 2.1 or effect a Shelf Takedown more frequently than once in any six month period or within a period of six months after the effective date of any other registration statement of the Company or underwritten offering of the Company’s securities other than (A) an Excluded Registration (other than an Excluded Registration described in clause (ii) of the definition thereof in which all Holders were entitled to include all Registrable Shares and sell concurrently with such securities sold pursuant to such registration all Registrable Shares covered by such registration statement), (B) any registration statement filed at the request or on behalf of, or for the benefit of, another securityholder of the Company (other than pursuant to this Section 2.1) that is not an underwritten offering or (C) an underwritten offering in which Holders were not entitled to include all Registrable Shares requested to be included therein and sell concurrently with such securities sold pursuant to such offering all Registrable Shares requested to be included therein and (ii) the Company shall not be obligated to file a registration statement relating to a registration request under this Section 2.1 if the Company shall at the time have effective a Company Shelf Registration pursuant to which Holders that requested registration could effect the disposition of their Registrable Shares (excluding those Registrable Shares excluded from such Company Shelf Registration at the request of such Holders) in the manner requested.
               (d) The Registrable Amount requirement shall not apply to any Demand Request if all Holders request inclusion therein of all Registrable Shares then held by them that are not otherwise included in another effective registration statement.
          2.1.2 Effective Registration and Expenses. A request for registration or an underwritten takedown will not count as a Demand Request until the registration statement has become effective or the Registrable Shares are sold to the underwriters, as applicable (unless (a) (i) the Requesting Holders shall have made a written request for a registration which is subsequently withdrawn by the Requesting Holders with respect to a number of Registrable Shares such that the number of Registrable Shares requested to be included in such registration statement or offering is less than a Registrable Amount, (ii) the Company has performed its obligations hereunder in all material respects and (iii) there has not been any event, change or effect which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company, or (b) such registration statement is not declared effective or such offering is not completed solely as a result of the failure of the Requesting Holders to take all actions reasonably required in order to have the registration and the related registration statement declared effective by the SEC or the underwriters to purchase the Registrable Shares, in which case such request will count as a Demand Request unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if a registration or an underwritten takedown of Registrable Shares is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, then such registration or underwritten takedown will be deemed not to have been effected and will not count as a Demand Request unless such order, injunction or requirement shall have been imposed solely as a result of the actions of the Requesting Holders or the failure of the Requesting Holders to take all actions reasonably required in order to prevent such imposition, in which case such registration or underwritten takedown shall be counted as a Demand Request without regard to whether it is so interfered with. Subject to the following sentence, in the event that a Demand Request is made that is subsequently withdrawn by a Holder and, as a result of such withdrawal (together with all other withdrawals by other Holders with respect to such Demand Request), there shall be less than a Registrable Amount for such registration or underwritten takedown, as applicable, all Registration Expenses incurred in connection therewith shall be borne by the withdrawing Holders on a Pro Rata Basis and, if applicable, such withdrawn Demand Request shall not be counted as a Demand Request in determining the number of Demand Requests to which the Holders are entitled pursuant to Section 2.1.1 hereof. In the event that a Demand Request is made that is subsequently withdrawn by a Holder and, as a result of such withdrawal (together with all other withdrawals by other Holders with respect to such Demand Request), there shall be less than a Registrable Amount for such registration or underwritten takedown, as applicable, all Registration Expenses shall be borne by the Company if (a) the Company has not performed its obligations hereunder in all material respects, or (b) there has been any event, change or effect that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company; and in such case a withdrawn Demand Request shall not be counted as a Demand Request in determining the number of Demand Requests to which the Holders are entitled pursuant to Section 2.1.1 hereof.
          2.1.3 Company Shelf Registration. At any time after December 26, 2008, the Company shall have the right, but not the obligation, to file a shelf registration statement pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate (and which form shall be available for the sale of the Registrable Shares by the Holders) registering the offer and sale by the Holders of all of the Registrable Shares (a “Company Shelf Registration”), which Company Shelf Registration may also include securities of the Company to be issued by the Company or any other Person. If at any time the Company files and causes to become effective a Company Shelf Registration that includes all of the Registrable Shares, then, for so long as such Company Shelf Registration shall remain effective under the Securities Act, the Holders shall not be entitled to exercise the Demand Registration rights provided in Section

2.1.1 (provided that if a Demand Request for a Demand Registration is delivered after the Company notifies the Holders of the Company’s intent to file a Company Shelf Registration but before it is filed or declared effective, the Company shall be entitled to defer preparing and filing a Demand Registration for up to 90 days after the date it receives a Demand Request so long as the Company is using reasonable diligence to prepare, file and cause the Company Shelf Registration to become effective and, in the event the Company Shelf Registration is declared effective during such 90 day period, the Company shall not have any obligation to take any further action with respect to such Demand Request and the delivery of the Demand Request by the Holders shall not constitute a Demand Request for purposes of Section 2.1.1). The Holders shall be entitled to offer and sell, from time to time, shares of Registrable Shares pursuant to the Company Shelf Registration for so long as the Company Shelf Registration remains effective under the Securities Act, provided, however, that any underwritten “take-down” by the Holders under the Company Shelf Registration shall constitute a Shelf Takedown and a Demand Request under Section 2.1.
          2.1.4 Selection of Underwriters. If requested by the Demand Holders, the offering of Registrable Shares pursuant to a Demand Registration or a takedown under a Demand Shelf Registration or a Company Shelf Registration shall be in the form of a “firm commitment” underwritten offering. The Requesting Holders holding a majority of the Registrable Shares to be registered in such a Demand Registration or offered in a Shelf Takedown shall select a nationally recognized investment banking firm or firms to manage the underwritten offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.
          2.1.5 Priority on Demand Registrations. Subject to the rights of holders of Common Stock under Section 1(p) of the Existing Registration Rights Agreement (if applicable), no securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration relating to an underwritten offering or a Shelf Takedown if the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”). Furthermore, in the event the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration or Shelf Takedown by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration or Shelf Takedown shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated on a Pro Rata Basis among the Requesting Holders.
          2.1.6 Rights of Nonrequesting Holders; Effect of Cutback.
               (a) Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration or Shelf Takedown to all other Holders, who shall have the right, exercisable by written notice to the Company within 15 days after their receipt of the Company’s notice, to elect pursuant to this Section 2.1.6 to include in such Demand Registration or Shelf Takedown, as applicable, such portion of their Registrable Shares as they may request (provided, in the case of a Shelf Takedown, the Registrable Shares requested to be included are covered by an effective shelf registration statement pursuant to which such offer and sale may be made).
               (b) If any Registrable Shares requested to be registered or included in a Shelf Takedown pursuant to such Demand Request by the Requesting Holders are excluded from a registration pursuant to Section 2.1.5 hereof, the Holders, collectively, shall have the right to one additional Demand Request.
     Section 2.2 Piggyback Registrations.
          2.2.1 Right to Piggyback. (a) At any time (i) the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company and including any registration statement pursuant to Rule 415 under the Securities Act (such as a “universal shelf” registration statement)), and the form of registration to be used permits the registration of Registrable Shares or (ii) the Company or any other person proposes to make an underwritten offering of such equity securities pursuant to a previously filed registration statement pursuant to Rule 415 under the Securities Act in which Registrable Shares held by a Holder are included and have not previously been disposed of, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company’s registration statement or the commencement of an offering in the case of an offering made under a registration statement pursuant to Rule 415 under the Securities Act that previously has become effective), which notice shall offer each such Holder the opportunity to (x) in the case of a registration statement under clause (i) above, include any or all Registrable Shares in such registration or, at the Company’s option, in a separate registration statement filed concurrently therewith or (y) in the case of an underwritten offering to be made under a registration statement that previously has been declared effective, include in such offering any or all of such Holder’s Registrable Shares that are covered by such registration statement or another effective registration statement pursuant to which such offer and sale may be made (a “Piggyback Registration”), subject to the limitations contained in Section 2.2.2 hereof, and, if the proposed registration or offering relates to an underwritten offering, such notice shall specify the name of the managing underwriter.
               (b) Each Holder who desires to have its or his Registrable Shares included in a Piggyback Registration shall so advise the Company in writing (stating the number of Registrable Shares desired to be included and the intended method of disposition) within 20 days after receipt of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any Piggyback Registration by giving written notice to the Company of such withdrawal prior to the effectiveness of such Piggyback Registration without any liability for any Registration Expenses other than, in the case of a Piggyback Registration under Section 2.2.1(a)(i), payment of registration and filing fees actually paid by the Company to the SEC prior to receipt of such written notice requesting withdrawal to the extent related to the Registrable Shares to be withdrawn; provided, however, that such withdrawing Holder shall not be obligated to pay Registration Expenses if after the registration statement has first been filed with the SEC there has been any event, change or effect which, individually or in the aggregate, had had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company. Subject to Section 2.2.2 hereof, the Company shall include in such Piggyback Registration all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities proposed to be registered.
               (c) The rights under this Section 2.2.1 shall not apply to Registrable Shares in the event of a Demand Registration, a Company Shelf Registration or any Shelf Takedown.
          2.2.2 Priority on Piggyback Registrations. (a) If the Piggyback Registration is to be an underwritten offering and the Registrable Shares requested to be included in the registration statement or offering pursuant to Section 2.2.1 hereof by any Holder differ from the type of securities proposed to be registered or offered by the Company (if the Company is effecting such registration or offering) or any other Person (other than a Holder) on whose behalf the Piggyback Registration is to be effected and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Registrable Shares to be included by all Holders in the registration statement or offering, as applicable, and the number of securities requested to be included therein by all other Persons (other than the Company (if the Company is effecting such registration) or any other Person on whose behalf the Piggyback Registration is to be effected, as applicable) that are different from the types of securities proposed to be registered or offered by the Company or the Person on whose behalf the Piggyback Registration is to be effected, as applicable, shall be reduced to an amount which, in the opinion of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement or offering provided no other securities of such type are included and offered for the account of any other Person in such registration statement or offering, as applicable (other than the Company (if the Company is effecting such registration or offering) or any other Person on whose behalf the Piggyback Registration is to be effected, as applicable). Any partial reduction in number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which (A) the number of Registrable Shares of such Holder to be included in the Piggyback Registration that are different from the securities proposed to be registered or offered bears to (B) the aggregate number of Registrable Shares and all other securities of the Company which are being excluded from such registration statement in the same or similar basis as the Registrable Shares.
               (b) If the Piggyback Registration is to be an underwritten offering and the Registrable Shares requested to be included in the registration statement or offering pursuant to Section 2.2.1 hereof are of the same type as the securities being registered or offered, as applicable, by the Company (if the Company is effecting such registration) or any other Person (other than a Holder) on whose behalf the Piggyback Registration is to be effected and the managing underwriter advises the Company in writing that the inclusion of such Registrable

Shares and any other shares to be included are sufficiently large to cause a Material Adverse Effect, then (i) if such Piggyback Registration is incident to a primary offering on behalf of the Company, subject to the rights of holders of Common Stock under the Existing Registration Rights Agreement, the amount of securities to be included in the Piggyback Registration for any Persons (other than the Company and the Holders requesting inclusion of Registrable Shares (Holders requesting inclusion in a Piggyback Registration, collectively, the “Selling Piggyback Holders”)) shall first be reduced, and thereafter the Registrable Shares requested to be included for the account of the Selling Piggyback Holders shall be reduced or limited on a Pro Rata Basis so that the total number of securities to be included shall be the total number of securities recommended by such managing underwriter, unless any of the Selling Piggyback Holders desires to include a number of Registrable Shares that is less than the total pro rata amount that he is entitled to include, in which event the number of Registrable Shares not so elected to be included shall be allocated among the other Selling Piggyback Holders on a Pro Rata Basis, and (ii) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of the Company (excluding a Demand Registration and a Shelf Takedown), the Company shall include in such Piggyback Registration (A) first, the number of securities of such Person(s), other than the Holders, on whose behalf the Piggyback Registration is being made (B) second, the number of Registrable Shares of the Selling Piggyback Holders that the managing underwriters advise the Company can be sold without causing a Material Adverse Effect, allocated among the Selling Piggyback Holders on a Pro Rata Basis, if necessary, and (C) third, the number of securities requested to be included in such Piggyback Registration by the Company and all other Persons (allocated among the Company and such other Persons as they may so determine).
               (c) If as a result of the provisions of this Section 2.2.2 any Selling Piggyback Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such Piggyback Registration by giving written notice to the Company of such withdrawal any time prior to the effective date of such Piggyback Registration under Section 2.2.1(a)(i) or the pricing date of such Piggyback Registration under Section 2.2.1(a)(ii), as applicable; provided, that if the Piggyback Registration is pursuant to Section 2.2.1(a)(i), such Holder reimburses the Company for all registration or filing fees remitted by the Company to the SEC with respect to the Registrable Shares requested to be withdrawn from the Piggyback Registration (provided that the Holder shall not be required to reimburse the Company if (i) such Holder shall have first been notified after the registration statement has first been filed with the SEC that the number of Registrable Shares to be included in such Piggyback Registration for the account of such Holder at the time it is declared effective will be less than 80% of the total number of Registrable Shares requested to be included therein by such Holder or (ii) after the registration statement has first been filed with the SEC there has been any event, change or effect which, individually or in the aggregate, had had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company).
          2.2.3 Participation in Underwritten Piggyback Registration. If any Piggyback Registration is to be an underwritten offering, no Holder may participate in such registration statement hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y)

completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties on the same basis as other similar situated selling stockholders as to (i) such Holder’s ownership of his or its Registrable Shares to be sold or transferred free and clear of all Liens, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws and other applicable laws and governmental rules and regulations, if any, as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling securities, and the liability of each such Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.
     Section 2.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, in connection with any underwritten offering or takedown, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the five business days prior to the effectiveness under the Securities Act or pricing of any underwritten offering pursuant to a registration statement in which Registrable Shares are included and during such time period after the effectiveness under the Securities Act of any underwritten registration or pricing of underwritten securities (not to exceed 90 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree, or, in any case, during the shorter period requested or consented to by the managing underwriter(s) with respect to the Company or any other holder of capital stock of the Company.
     Section 2.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter, provided that, before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each seller of Registrable Shares and their counsel, copies of all such documents proposed to be filed at least three (3) days prior thereto, provided, further, that the Company will not name or otherwise provide any information with respect to such seller in any registration statement or prospectus without the express written consent of such seller, which consent shall not be unreasonably withheld, unless required to do so by the Securities Act and the rules and regulations thereunder;
               (b) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as required by Section 2.1.1(b) and as otherwise necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
               (c) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);
               (d) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);
               (e) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance or threatened issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement, related prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the Holders of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (f) make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;
               (g) if requested by the managing underwriter or reasonably requested by any seller, promptly incorporate in, and make all required filings of, a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
               (h) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;
               (i) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
               (j) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (1) or (2) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, use reasonable efforts to give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
               (k) furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;
               (l) use its commercially reasonable efforts to cause the Registrable Shares included in any registration statement to be listed on the AMEX (or such other national securities exchange on which the Common Stock is then listed) and on each other securities exchange, if any, on which similar securities issued by the Registrant are then listed;
               (m) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;
               (n) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in all reasonable respects in connection with any filings required to be made with the FINRA;
               (o) during the period when the prospectus is required to be delivered under the Securities Act, file within the required time periods all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;
               (p) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information, and provide each seller of the Registrable Shares with copies of all correspondence with or from the SEC, AMEX (or such other national securities exchange on which the Common Stock is then listed), the FINRA or any Governmental Authority in connection with the proposed registration;
               (q) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;
               (r) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) containing, among other things, reasonable and customary indemnification provisions and procedures which are no less favorable than those set forth in Section 2.7 hereof (or such other provisions and procedures acceptable to the selling Holders) with respect to all parties to be indemnified pursuant to such section, and take such other actions as reasonably requested by a majority of the Holders as are customary in connection with an underwritten registration; and

               (s) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
     Section 2.5 Suspension of Dispositions. Each Holder agrees that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.4(e)(iii) hereof, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.1.1(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.
     Section 2.6 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article 2 (the “Registration Expenses”), including, without limitation, (i) all registration and filing fees; (ii) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Conduct Rule 2720, and of its counsel), as may be required by the rules and regulations of FINRA; (iii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares); (iv) rating agency fees; (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares); (vi) messenger and delivery expenses; (vii) the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties); (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares; (ix) fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance); (x) securities acts liability insurance (if the Company elects to obtain such insurance); (xi) the fees and expenses of any special experts retained by the Company in connection with such registration; (xii) the fees and expenses of other persons retained by the Company, subject to Section 2.1.2, Section 2.2.1(b) and Section 2.2.2(c) hereof, will be borne by the Company, whether or not any registration statement becomes effective; and (xiii) with respect to each Demand Registration and Piggyback Registration, the reasonable fees and expenses related to the applicable registration statement that are incurred by one firm of attorneys selected by a majority of Holders of Registrable Shares to be registered under such registration statement to represent the Holders in connection with such Demand Registration or Piggyback Registration; provided, that in no event shall Registration Expenses include any underwriting discounts or commissions or transfer taxes.
     Section 2.7 Indemnification.
               (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, members, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and the employees, advisors, agents, representatives, partners, members, officers, and directors thereof (collectively, the “Seller Affiliates”) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.7(c) hereof) and any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Damages”) to which such Person may become subject under the Securities Act, the Exchange Act or other federal or state securities laws or regulation, at common law or otherwise, insofar as such Damages are based upon, arising out of or resulting from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or free writing prospectus prepared or used by the Company or any of its agents or representatives (“Issuer Free Writing Prospectus”) relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the registration statement, prospectus, preliminary prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, except insofar as the same are made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller or any Seller Affiliate specifically for inclusion therein. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution customarily indemnified by issuers in underwritten public offerings, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the same extent as provided above with respect to the indemnification of the seller hereunder. The reimbursements required by this Section 2.7(a) will be made promptly by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.
               (b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify and reimburse the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Damages, based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, any preliminary prospectus or any free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion therein; provided, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the first sale of securities under any such registration statement or prospectus, or first use of any free writing prospectus, or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement, prospectus or free writing prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. Each seller shall indemnify the underwriters under terms customary to such underwritten offerings as reasonably requested by such underwriters. The Company and each seller shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such Persons in similar circumstances.
               (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced thereby) and (ii) unless such indemnified party has been advised by counsel that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, (C) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party or (D) the indemnified party’s counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case of either (C) or (D), if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party but shall have the right to participate through its own counsel). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim without the prior written consent of the indemnified party (such consent not to be unreasonably withheld), unless the settlement involves only the payment of money by the indemnifying party, provides for a full and unconditional release of the indemnified party and does not include a statement as to, or any admission of, fault, culpability or a failure to act by, or on behalf of, the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party shall have been advised by counsel in writing that a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
               (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits of the indemnified party and indemnifying party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c) hereof, defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.
     If sufficient indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) hereof and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d).
               (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
     Section 2.8 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 hereof until a date not later than 90 days after the Required Filing Date (or, if longer, 90 days after the effective date of the registration statement contemplated by clause (ii) below) if (a) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (b) prior to receiving the Demand Request, the Board had determined to effect a registered underwritten public offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.8 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (a) of the preceding sentence, the negotiations or other activities are disclosed by the Company or terminated, or, in the case of a deferral pursuant to clause (b) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.8, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder, as applicable, a certificate signed by an executive officer of the Company stating that the Board has determined in good faith that the Company is deferring such filing pursuant to this Section 2.8 and, subject to applicable confidentiality agreements, a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Shares held by the Requesting Holders, as applicable, and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 2.8 only once in any twelve-month period. The Company may defer a Shelf Takedown on the same terms as it may defer the filing of a registration statement under this Section 2.8, provided the 90 day deferral period shall be measured from the date the Company receives the Demand Request. If the Company declines to file any registration statement pursuant to this Section 2.8(a), it shall not file any registration statement (other than, in the case of clause (b) above, an Excluded Registration or such registration or offering giving rise to such right under clause (b)) without the prior written approval of the Demand Holders, which approval may be withheld at the Demand Holders’ sole discretion, unless and until it files a registration statement including Registrable Shares under Section 2.1 hereof.
     Section 2.9 Rule 144 and Rule 144A. At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants that it will use reasonable best efforts to file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act), all to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will provide reasonable and customary assistance to facilitate such Holder’s sale of Registrable Shares in block trades or other similar transactions. Notwithstanding the foregoing, nothing in this Section 2.9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.
     Section 2.10 Limits Regarding Options. Notwithstanding anything in this Agreement to the contrary, (i) no Holder may request inclusion of any Option Shares in any Shelf Takedown, any Demand Registration pursuant to 2.1.1(a)(i) or any Piggyback Registration that is to be in the form of an underwritten offering unless the Options held by such Holder are exercisable for the number of Registrable Option Shares for which inclusion is requested at the time the request for inclusion is delivered to the Company, (ii) if any Holder requests to have any Option Shares included in an offering (subject to clause (i) above), the Options held by such Holder must be exercised by such Holder for the number of Option Shares requested to be included in such offering no later than the date of the pricing of such offering, unless otherwise agreed to by the underwriters in an underwritten offering, and (iii) Option Shares requested to be included in a registration or an offering by a Holder shall not be taken into account for purposes of determining whether the Registrable Amount, if applicable, requirement has been met with respect to such registration or offering except to the extent the Options held by such Holder are exercisable for such number of Option Shares at the time of such determination.
ARTICLE 3
TERMINATION
     The provisions of this Agreement, unless earlier terminated pursuant to their terms, shall terminate on the tenth anniversary of the date of this Agreement.

ARTICLE 4
MISCELLANEOUS
     Section 4.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):
     If to the Company:
Crusader Energy Group Inc.
4747 Gaillardia Parkway
Oklahoma City, Oklahoma 73142
Attention: David D. Le Norman
Telephone No.: (405) 285-7555
Facsimile No.: (405) 285-7522
     If to any Holder, at its address and the address of its representative, if any, listed on the signature pages hereof.
     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 4.2 Third Party Registration Rights. The Company is not a party, or otherwise subject, to any agreement granting registration rights to any other Person with respect to the securities of the Company, except for the Registration Rights Agreement, dated November 12, 2007, by and among the Company (as successor to Westside Energy Corporation) and the purchasers named therein (the “Existing Registration Rights Agreement”). The Company will not on or after the date of this Agreement enter into any agreement granting (a) demand registration rights to any other Person or (b) piggy-back registration rights to any other Person, in each case with respect to the securities of the Company that are not junior or subordinate to the rights granted to the Holders of Registrable Shares under Section 2.1 and Section 2.2 hereof, without the written consent of the Holders of a majority of the Registrable Shares. Any agreement entered into pursuant to such consent and the Existing Registration Rights Agreement shall not be amended without a further written consent of the Holders of a majority of the Registrable Shares. The rights of the Holders under the Agreement shall be subject to rights of the holders of Common Stock under the Existing Registration Rights Agreement and, to the extent such rights conflict with any rights of Holders under this Agreement, the provisions of the Existing Registration Rights Agreement shall control. No Holder shall have any rights under this

Agreement with respect to Registrable Shares at any time that such Registrable Shares are included in a registration statement effective under the Securities Act filed pursuant to the Existing Registration Rights Agreement.
     Section 4.3 Governing Law; Venue; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereby agrees that any action arising out of or relating to this Agreement (including, but not limited to, any action concerning the violation or threatened violation of this Agreement) may be instituted in a federal or state court sitting in Dallas County, Texas. Each party hereby waives any objection that it may now or hereafter have to the laying of venue of any such action, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such action and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such lawsuit, claim or other proceeding brought in any such court has been brought in any inconvenient forum. In addition, each party consents to process being served in any such lawsuit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.4 shall affect or limit any right to serve process in any other manner permitted by law.
     Section 4.4 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     Section 4.5 Successors and Assigns. Provisions of this Agreement that are for the Holders’ benefit as the holders of any Registrable Shares are also for the benefit of, and enforceable by, all subsequent holders of Registrable Shares to whom rights under this Agreement are expressly assigned by a transferring Holder and who shall become a party to, or otherwise agree to be bound by, the terms of this Agreement by execution and delivery to the Company of an addendum to this Agreement in form and substance reasonably acceptable to the Company. Subject to the preceding sentence, this Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns.
     Section 4.6 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     Section 4.7 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
     Section 4.8 Specific Performance. The Company and the Holder or Holders recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Holder or Holders for its or their injury. The Holder or Holders shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement and to seek appropriate remedies in furtherance thereof, including without limitation injunctions, without the necessity of posing bond or proving actual damages.
     Section 4.9 No Waivers; Amendments.
          4.9.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.
          4.9.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is with the written consent of the Company and the Stockholders holding a majority of the Registrable Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, regardless of whether such party has signed such amendment or waiver, each then current and future holder of all such Registrable Shares, and the Company.
     Section 4.10 No Affiliate Liability. The partners, members, officers, directors, stockholders and Affiliates of a Holder, the Company or their respective Affiliates who is not a party to this Agreement shall not have any personal liability or obligation to any Person arising under this Agreement in such capacities.
     Section 4.11 Recapitalization, Exchanges Etc., Affecting Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Shares and to any and all shares of the capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise, including shares issued by a parent company in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of Registrable Shares, appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

     Section 4.12 Further Assurances. Each party shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
     Section 4.13 Entire Agreement. This Agreement (including all schedules and exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
     Section 4.14 Termination. The rights and obligations of the Company and all other Persons under Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall terminate upon the earlier of (a) such time as there shall be no Holders or (b) the tenth anniversary of the date of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

CRUSADER ENERGY GROUP INC.

By:	/s/ Douglas G. Manner

Name:	Douglas G. Manner
Title:	Chief Executive Officer
[Signature Page to Registration Rights Agreement]

STOCKHOLDERS:		ADDRESS:

KNIGHT ENERGY GROUP I HOLDING		4747 Gaillardia Parkway
CO., LLC		Oklahoma City, Oklahoma 73142
Attn: David D. Le Norman
By:	Crusader Energy Group Holding Co.,	Telephone No: (405) 285-7555
	LLC, its Manager	Facsimile No: (405) 285-7522

By:	/s/ David D. Le Norman David D. Le Norman, Manager

KNIGHT ENERGY GROUP II HOLDING		4747 Gaillardia Parkway
COMPANY, LLC		Oklahoma City, Oklahoma 73142
Attn: David D. Le Norman
By:	Knight Energy Management Holding	Telephone No: (405) 285-7555
	Company, LLC, its Manager	Facsimile No: (405) 285-7522

By:	/s/ David D. Le Norman David D. Le Norman, Manager

By:	/s/ Robert J. Raymond Robert J. Raymond, Manager

HAWK ENERGY FUND I HOLDING		4747 Gaillardia Parkway
COMPANY, LLC		Oklahoma City, Oklahoma 73142
Attn: David D. Le Norman
By:	Hawk Holdings, LLC, its Manager	Telephone No: (405) 285-7555
Facsimile No: (405) 285-7522
By:	/s/ David D. Le Norman David D. Le Norman, Manager

RCH ENERGY OPPORTUNITY FUND I, L.P.		4747 Gaillardia Parkway
Oklahoma City, Oklahoma 73142
By:	RCH Energy Opportunity Fund I, GP,	Attn: David D. Le Norman
	L.P., its general partner	Telephone No: (405) 285-7555
By:	RR Advisors, LLC, its general partner	Facsimile No: (405) 285-7522

By:	/s/ Robert J. Raymond Robert J. Raymond, Sole Member
[Signature Page to Registration Rights Agreement]